Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement No (333‑121232) on Form S-8 of our report dated June 29, 2015, which appears in this annual report on Form 11-K of the Knoll Retirement Savings Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania
June 29, 2015